SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        HILB, ROGAL AND HAMILTON COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( )  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     3)  Filing Party:

     4)  Date Filed:

[HRH LOGO]                                      HILB, ROGAL AND HAMILTON COMPANY
                                                             4235 Innslake Drive
                                                                   P.O. Box 1220
A NEW YORK STOCK EXCHANGE COMPANY ("HRH")        Glen Allen, Virginia 23060-1220
                                                                  (804) 747-6500
                                                              FAX (804) 747-6046

--------------------------------------------------------------------------------
                                                                 April 15, 1999






         Dear Shareholder:

           You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, June 8, 1999, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia. At the meeting, you will be asked to elect three directors to the class of directors whose term of office expires in 2002. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

            Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy promptly in the enclosed postage-paid envelope.

            We hope you will participate in the annual meeting, either in person or by proxy.

                  Sincerely,


                 /s/ Andrew L. Rogal
                    -----------------------------------
                     Andrew L. Rogal
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       HILB, ROGAL AND HAMILTON COMPANY
                              4235 INNSLAKE DRIVE
                                 P.O. BOX 1220
                        GLEN ALLEN, VIRGINIA 23060-1220




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 8, 1998


     The Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company (the Company) will be held on Tuesday, June 8, 1999, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia, for the following purposes:

      1. To elect three directors to the class of directors whose term of office expires in 2002, to serve for a term of three years; and

      2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 2, 1999, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

                  By Order of The Board of Directors


                  /s/ Walter L. Smith
                     ---------------------
                      Walter L. Smith
                      VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

April 15, 1999


                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on June 8, 1999, and any duly reconvened meeting after adjournment thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about April 15, 1999, to all shareholders entitled to vote at the Meeting.

     The Company will pay all of the costs associated with this proxy solicitation. To the extent necessary, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

     On the record date of April 2, 1999, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were outstanding 12,171,314 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

     The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee; the Chief Executive Officer, Andrew L. Rogal, and each of the Company's four other most highly paid executive officers who own shares of the Company's Common Stock, Timothy J. Korman, John P. McGrath, Richard F. Galardini and Michael A. Janes (collectively, the Named Executive Officers); and all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares shown. On March 1, 1999, the Company had 12,157,575 shares of Common Stock issued and outstanding. Each of the individuals listed below is the owner of less than 1% of the shares outstanding, except for Robert
H. Hilb who would own 1.34% of the Common Stock issued and outstanding upon exercise of his exercisable options. As a group, the directors and executive officers would own 6.32% of the Common Stock issued and outstanding upon exercise of their exercisable options.




                                                                   SHARES UNDER
                                              NUMBER OF COMMON     EXERCISABLE
                   NAME                          SHARES (1)        OPTIONS (2)
------------------------------------------   ------------------   -------------
Theodore L. Chandler, Jr.                           10,000            21,500
Norwood H. Davis, Jr.                               10,000            13,000
Philip J. Faccenda                                     100            13,000
J. S. M. French                                     40,000            21,500
Richard F. Galardini                                 8,408             3,750
Robert H. Hilb                                     157,400             5,000
Michael A. Janes                                     7,862            14,750
Timothy J. Korman                                   38,611            28,000
Anthony F. Markel                                    3,000             5,000
John P. McGrath                                     12,408            21,500
Thomas H. O'Brien (3)                                7,127            21,500
Andrew L. Rogal (4)                                 64,798            55,500
Robert S. Ukrop (5)                                 18,148            21,500
All directors and executive officers as a
 group (22 persons, including those
 named)                                            440,942           349,200

---------
(1) The number of shares of Common Stock shown in the table includes 41,884 shares held for certain executive officers in the Company's qualified retirement plans as of March 1, 1999.

(2) The number of shares indicated includes shares which may be acquired through the exercise of stock options within sixty days after March 1, 1999, pursuant to the Company's 1986 Incentive Stock Option Plan, 1989 Stock Plan and Non-employee Directors Stock Incentive Plan.

(3) Includes 293 shares of Common Stock earned pursuant to the Non-employee Directors Stock Incentive Plan as of March 1, 1999, and to be issued on March 31, 1999.

(4) The number of shares indicated includes 17,300 shares held in a trust for which Andrew L. Rogal is one of the trustees. Mr. Rogal, as a trustee, shares voting and investment power for these shares; therefore, he disclaims beneficial ownership thereof.

(5) The number of shares indicated includes 1,250 shares owned by an investment club in which Robert S. Ukrop is an officer, for which voting and investment power is shared; therefore, he disclaims beneficial ownership thereof.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company. In preparing the table below, the Company has relied, without further investigation, on information contained in filings by each reporting person with the Securities and Exchange Commission (the Commission) under the Securities Exchange Act of 1934, as amended (the Exchange Act).


                                               NUMBER OF COMMON
             NAME AND ADDRESS                 SHARES AND NATURE      PERCENT OF
           OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP   CLASS (1)
----------------------------------------- ------------------------- -----------
Southeastern Asset Management, Inc. (2)          2,543,500          20.9%
Longleaf Partners Small-Cap Fund
O. Mason Hawkins
6410 Poplar Avenue
Suite 900
Memphis, Tennessee 38119

Ryback Management Corporation (3)                 996,100            8.2%
7711 Carondelet Avenue
Box 16900
St. Louis, Missouri 63105

I. G. Investment Management, Ltd.                 748,650 (4)        6.2%
1 Canada Center
447 Portage Avenue
P. O. Box 5000
Winnipeg, Manitoba R3C 3B6

---------
(1) Based on 12,171,314 shares of Common Stock issued and outstanding on April 2, 1999.

(2) Southeastern Asset Management, Inc. (Southeastern), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, Longleaf Partners Small-Cap Fund (Longleaf), an Investment Company registered under Section 8 of the Investment Company Act of 1940, and O. Mason Hawkins (Hawkins) filed a joint Schedule 13G with the Commission reporting beneficial ownership as of December 31, 1998, of 2,543,500 shares of Common Stock, which are held in various capacities. Southeastern reported that it has sole voting power as to 620,100 shares, shared voting power as to 1,777,400 shares, which are owned by Longleaf, which is a series of Longleaf Partners Funds Trust, and no voting power as to 146,000 shares. Southeastern also reported that it has sole dispositive power as to 766,100 shares and shared dispositive power as to 1,777,400 shares, which are owned by Longleaf. Hawkins may be deemed to be a controlling person of Southeastern as a result of his official positions with or ownership of its voting securities; however, the existence of such control is expressly disclaimed as Hawkins does not own directly or indirectly any shares for his own account. The reporting group represented in the
    Schedule 13G that the shares of Common Stock reported thereon were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3) Ryback Management Corporation (Ryback), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, filed a Schedule 13G with the Commission reporting beneficial ownership as of December 31, 1998, of 996,100 shares of Common Stock held by the Lindner Growth Fund and by Ryback in a fiduciary capacity. Lindner Growth Fund is a separate series of the Lindner Investment Series Trust, an Investment Company registered under Section 8 of the Investment Company Act of 1940. Ryback reported that 900,000 shares are held by the Lindner Growth Fund and 96,100 shares are managed by Ryback. Ryback also reported that it has sole voting and dispositive power as to 996,100 shares of Common Stock. Ryback represented in the Schedule 13G that the shares of Common Stock reported thereon were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. On information and belief, management believes that Ryback's Lindner Growth Fund disposed of 900,000 shares on or around March 17, 1999.

(4) I. G. Investment Management, Ltd. (IG) filed a Form 13F with the Commision reporting that as of December 31, 1998, it held 748,650 shares of Common Stock in a fiduciary capacity and that it has sole voting and dispositive power as to 748,650 shares of Common Stock. On March 29, 1999, IG filed a Form 3 with the Commission which indicated that it has sole voting and dispositive power as to 1,648,650 shares of Common Stock, of which 748,650 shares were held in its Investors U.S. Opportunities Fund, and 900,000 were held in its Investors U.S. Growth Fund. On information and belief, management believes that IG acquired 900,000 shares from Ryback's Lindner Growth Fund on or around March 17, 1999.


                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Three directors are to be elected at the Meeting to serve for terms of three (3) years expiring on the date of the Annual Meeting in 2002 and until their successors are elected.

     It is intended that the votes represented by the proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, three of whom are now directors of the Company. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock of the Company cast in the election of directors. Votes that are withheld and shares held in street name (broker shares) that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in the proxy statement and has agreed to serve if elected. If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors.

     As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.


               NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2002

     Theodore L. Chandler, Jr., 46, has been a principal in the law firm of Williams, Mullen, Christian & Dobbins in Richmond, Virginia since 1982 and has been a director of the Company since 1986. Williams, Mullen, Christian & Dobbins has represented the Company as legal counsel since the Company's formation in 1982. He is a director of LandAmerica Financial Group, Inc. and Open Plan Systems, Inc. Mr. Chandler is Chairman of the Nominating Committee and a member of the Compensation Committee and the Executive Committee.

     Norwood H. Davis, Jr., 59, has been Chairman of the Board and Chief Executive Officer of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, since 1989 and has been a director of the Company since 1994. He is a director of Trigon Healthcare, Inc. and First Union Corporation. Mr. Davis is a member of the Compensation Committee, Executive Committee and Nominating Committee.

     Thomas H. O'Brien, 62, has been Chairman and Chief Executive Officer of PNC Bank Corp., a multi-bank holding company engaged in financial services activities in Pittsburgh, Pennsylvania, since 1985 and has been a director of the Company since 1982. He has been Chairman of PNC Bank, National Association, a national banking institution in Pittsburgh, Pennsylvania, since 1993. He is a director of Bell Atlantic Corporation and PNC Bank Corp. Mr. O'Brien is Chairman of the Compensation Committee and a member of the Executive Committee and Nominating Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.


         INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT 2000 ANNUAL MEETING

     Robert H. Hilb, 71, has been Chairman of the Company since 1991 and has been a director of the Company since 1982. He was Chief Executive Officer of the Company from 1991 to May 1997 and was President of the Company from 1982 to 1995. Mr. Hilb is a member of the Executive Committee, Nominating Committee and Compensation Committee.

     Andrew L. Rogal, 50, has been Chief Executive Officer of the Company since May 1997 and President of the Company since 1995 and has been a director of the Company since 1989. He was Chief Operating Officer of the Company from

1995 to May 1997. He was Executive Vice President of the Company from 1991 to 1995. He was Chief Executive Officer of Hilb, Rogal and Hamilton Company of Pittsburgh, Inc., a subsidiary of the Company, from 1990 to 1995. Mr. Rogal is Chairman of the Executive Committee.

     Philip J. Faccenda, 69, has been Vice President and General Counsel, Emeritus of the University of Notre Dame, a higher education facility in Notre Dame, Indiana, since 1995 and has been a director of the Company since 1993. He was Vice President and General Counsel of the University of Notre Dame from 1992 to 1994. He has been President of Bear Financial Corp., a private holding company, in South Bend, Indiana since 1987. Mr. Faccenda is a trustee of the University of Notre Dame, University of Portland and St. Mary's College. He is a director of First Source Corporation. Mr. Faccenda is a member of the Audit Committee.


         INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT 2001 ANNUAL MEETING

     J.S.M. French, 58, has been President of Dunn Investment Company, a construction materials and construction investment company in Birmingham, Alabama, since 1978 and has been a director of the Company since 1984. He is a director of Regions Financial Corporation, Energen Corporation and Protective Life Corporation. Mr. French is a member of the Audit Committee.

     Robert S. Ukrop, 52, has been President and Chief Operating Officer of Ukrop's Super Markets, Inc., a company owning 26 retail food stores and 3 food manufacturing facilities in Central Virginia, since 1994 and has been a director of the Company since 1989. He was Executive Vice President of Ukrop's Super Markets, Inc. from 1987 to 1994. He is a first cousin of Timothy J. Korman, Executive Vice President, Administration and Finance of the Company. Mr. Ukrop is Chairman of the Audit Committee.

     Anthony F. Markel, 57, has been President and Chief Operating Officer of Markel Corporation, an insurance company comprised of five operating units underwriting specialty insurance products and programs to a variety of niche markets, headquartered in Richmond, Virginia, since March 1992. He is a director of Markel Corporation and Open Plan Systems, Inc. Mr. Markel is a member of the Audit Committee.


                   ARRANGEMENTS WITH RESPECT TO AN INCREASE
         IN THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS

     On March 29, 1999, the Company entered into a Stock Purchase Agreement with PM Holdings, Inc. (Holdings), Phoenix Home Life Mutual Insurance Company
(PHL) and Martin L. Vaughan, III to acquire all of the issued and outstanding shares of capital stock of American Phoenix Corporation (APC)(the Acquisition). The Acquisition is expected to close in May 1999, subject to regulatory approval and satisfaction of certain conditions to closing. Upon the closing of the Acquisition, the Company will enter into a Voting and Standstill Agreement (the Voting Agreement) with Holdings and PHL that provides, among other things, that the Company will expand the Board of Directors from 9 to 13 directors upon the later of the closing date of the Acquisition or the date of the 1999 Annual Meeting and fill the vacancies created thereby with individuals designated in accordance with the Voting Agreement. The individuals who are expected to fill the vacancies are Martin L. Vaughan, III, President and Chief Executive Officer of APC, Robert W. Fiondella, Chairman, President and Chief Executive Officer of PHL, David W. Searfoss, Executive Vice President and Chief Financial Officer of PHL, and Timothy J. Korman, Executive Vice President, Administration and Finance of the Company. Each director elected to fill a vacancy pursuant to the Voting Agreement will serve until the next annual meeting of shareholders. The Company has agreed to nominate each such individual for election by the shareholders at the 2000 Annual Meeting of Shareholders.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent auditors and internal auditors, the review of internal accounting controls and the recommendation of the independent auditors to be designated for the ensuing year. As more fully discussed below under "Compensation Committee Report on Executive Compensation," the Compensation Committee establishes the compensation of all executive officers of the Company and administers the Company's stock option plans, the Outside Directors Deferral Plan and the Supplemental Executive Retirement Plan. The Nominating Committee is responsible for recommending to the Board of Directors persons to be nominated for election as directors of the Company. Refer to "Proposals for 2000 Annual Meeting."

     In 1998, there were four meetings of the Board of Directors, two meetings of the Audit Committee, five meetings of the Compensation Committee and two meetings of the Executive Committee. Each member of the Board of Directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served.


                            DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $14,000, a fee of $2,500 for each Board meeting attended and a fee of $750 for each committee meeting attended. Directors who are also officers of the Company receive no compensation for their services as directors.

     The Company has an Outside Directors Deferral Plan which permits a non-employee director to defer all or a portion of his compensation. On February 3, 1998, the Board of Directors approved the Amended and Restated Outside Directors Deferral Plan (the Amended and Restated Plan), which supersedes the Outside Directors Deferral Plan with an effective date of January 1, 1995. Under the Amended and Restated Plan, directors of the Company who are not employees of the Company may elect to defer all or part of their annual fees and meeting fees in Deferred Stock Units. Each Deferred Stock Unit represents a hypothetical share of the Company's Common Stock. A participant's Deferred Stock Unit Account is increased by phantom dividends equal to the Common Stock dividends paid by the Company. Those directors who elect to defer 100% of their total compensation into Deferred Stock Units for a given year shall receive additional compensation in the form of Deferred Stock Units equal to 30% of their total compensation. Any amounts deferred under the former Outside Directors Deferral Plan will continue to be credited with interest annually at the rate of return set forth in the Amended and Restated Plan, which is currently 9%.

     On May 5, 1998, the shareholders of the Company approved the Non-employee Directors Stock Incentive Plan which provides that each non-employee director will receive a grant of an option to purchase 5,000 shares of the Common Stock on the first business day following the Annual Meeting of Shareholders. Therefore, pursuant to said plan, on May 6, 1998, Theodore L. Chandler, Jr., Norwood H. Davis, Jr., Philip J. Faccenda, J.S.M. French, Robert H. Hilb, Anthony F. Markel, Thomas H. O'Brien and Robert S. Ukrop were each granted an option to purchase 5,000 shares of the Common Stock of the Company. The exercise price of all options granted to each non-employee director is the fair market value of the Common Stock on the date of grant. All of the options become exercisable six months after the date of grant and expire ten years from the date of grant. The amounts accrued for the director under the former plan and the Amended and Restated Plan are paid out in cash, in installments or in a lump sum, at the director's irrevocable election. Also, pursuant to the Company's Non-employee Directors Stock Incentive Plan, directors may elect to receive some or all of their fees in shares of the Company's Common Stock. Those directors electing to receive 100% of their fees in Common Stock receive additional compensation in the form of Common Stock equal to 30% of their compensation.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chief Executive Officer, Andrew L. Rogal and the other Named Executive Officers. The following report of the Compensation Committee of the Board of Directors addresses the Company's compensation policies in effect during 1998.


                        ROLE OF COMPENSATION COMMITTEE

     Decisions on compensation of certain executive officers of the Company are made by the Compensation Committee of the Board. The Compensation Committee has authority from the Board to review and determine the salaries of all of the Company's executive officers with the title of Vice President and above. In addition to determining salaries, the Compensation Committee reviews and approves management incentive programs and other benefits for executive officers. The Compensation Committee also administers the Company's stock option plans. Finally, the Committee recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reported to the full Board of Directors.

     The following is the text of the report adopted by the Compensation Committee with respect to executive compensation for 1998.


                        EXECUTIVE COMPENSATION POLICIES

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between senior management and the Company's shareholders.

     To further this mutuality of interests, the Insider Stock Ownership Plan was adopted in 1998 to align the interests of senior management with the shareholders by requiring senior management to attain certain stock ownership levels and therefore maintain a vested interest in the equity performance of the Company. Over a five year period, the executives covered by such plan are expected to reach a prescribed ownership level, which is expressed as a multiple of the executive's base salary and which ranges from five times base salary to one times base salary depending on the executive's position. By December 31, 1998, all named executive officers had achieved their respective goals.

     In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company's executive compensation program. The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry in order to establish general parameters within which it may fix competitive compensation for its executive officers. The peer group used for compensation analysis for 1998 is the same as the peer group reflected in the performance graph included in this proxy statement.

     The Compensation Committee then determines the appropriate salary and management incentive opportunity for each executive officer using a number of factors, including the executive officer's individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company's short and long-term goals and attainment of individual performance goals, if appropriate. This is a more specific reiteration of the core compensation philosophy of the Compensation Committee that incentive compensation should be a very substantial component of total compensation.

     Combining subjective and objective policies and practices, the Compensation Committee undertakes this assessment process annually, or more frequently, in order to implement the Company's aggressive pay-for-performance policy, which focuses on an executive officer's total compensation, including cash and non-cash compensation, from all sources. Based upon the Committee's review of executive compensation in the Company's industry, the Committee believes that the Company's compensation of its executive officers is comparable to its peer companies and provides proper incentives to the executive officer group.

                   1998 BASE SALARIES AND ANNUAL INCENTIVES

     On June 1, 1997, the Company entered into an employment agreement with Andrew L. Rogal to serve as Chief Executive Officer of the Company. In 1997, under the Employment Agreement, Mr. Rogal received an annual base salary of $400,000, which is reviewed annually by the Committee to consider appropriate increases. Mr. Rogal's base salary for 1998 was $422,500. This annual base salary was set based on Mr. Rogal's individual duties and responsibilities, his tenure and salaries paid to the chief executive officers of the Company's peer group companies. In addition, Mr. Rogal is to receive an annual incentive bonus as established and modified from time to time by the Committee. In awarding the annual incentive bonus to Mr. Rogal for 1998, the Committee considered his individual merit and achievement in attaining annual performance goals, the Company's financial success and Mr. Rogal's leadership in strategically focusing the Company. Mr. Rogal is also entitled to receive stock option awards as determined by the Committee.

     The Company's other executive officers are also eligible for an annual management incentive award in the form of a cash bonus. On May 5, 1998, the Committee approved the 1998 Corporate Incentive Plan for certain key executives of the Company. The purpose of the program is to more closely align the interests of the senior executives with the shareholders and further strengthen the Company's pay-for-performance policy by providing a pool based on increased earnings per share. Under the Plan, those individuals responsible for overseeing and driving the strategic initiatives of the Company and for the overall earnings per share of the Company are eligible to participate in the executive bonus pool. The available dollar pool is based on improved earnings per share. In January, 1999, utilizing the aforementioned factors, the Committee awarded Mr. Rogal an incentive bonus of $384,000 out of the pool for his 1998 performance.


            1998 STOCK OPTION AWARDS AND OTHER LONG TERM INCENTIVES

     On May 5, 1998, the Compensation Committee granted non-qualified stock options (the 1998 Options) to certain key executives of the Company, including the Named Executive Officers, in order to align key employees with the direction of the Company and to create a more performance oriented corporate culture. The exercise price of the 1998 Options was based on the closing sales price of the Common Stock as reported on the New York Stock Exchange on May 5, 1998, the date of grant, which was $17.6875. The right to exercise the 1998 Options vests at a rate of 25% of the aggregate number of shares covered by such options on each May 5 up to a total of four full years. The Committee granted Mr. Rogal 1998 Options to acquire 30,000 shares of Common Stock.

     In determining the number of shares to be subject to the options granted to Mr. Rogal the Committee evaluated Mr. Rogal's overall compensation package relative to that of other chief executives in the industry peer group. With respect to the allocation of available options among the named executive officers and other executives, the Committee is of a view that as the person's level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company's Common Stock and return to its shareholders.


                              TAX CONSIDERATIONS

     The Omnibus Budget Reconciliation Act of 1993 established certain criteria for the tax deductibility of compensation in excess of $1.0 million paid to the Company's executive officers. The Company is not in danger of losing deductions under the law. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

     The tables which follow this report, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

           SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
                              BOARD OF DIRECTORS:

                          Thomas H. O'Brien, Chairman
                           Theodore L. Chandler, Jr.
                             Norwood H. Davis, Jr.
                                 Robert H. Hilb

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Theodore L. Chandler, Jr., a member of the Company's Compensation Committee, is a principal in the law firm of Williams, Mullen, Christian & Dobbins, Richmond, Virginia, which serves as outside counsel to the Company. Robert H. Hilb, a member of the Company's Compensation Committee, is the former Chief Executive Officer of the Company and currently holds the position of Chairman.

                          SUMMARY COMPENSATION TABLE

   The following table sets forth the annual and long-term compensation paid by the Company to each of the Named


Executive Officers for the fiscal years ended December 31, 1998, 1997 and 1996.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                   SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING
           NAME AND                                                COMPENSATION     OPTIONS        ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)(1)      ($)(2)         (#)(3)     COMPENSATION ($)
------------------------------ ------ ------------ -------------- -------------- ------------- -----------------
    Andrew L. Rogal            1998     413,126        384,000              --       30,000       30,569(4)(5)
    President and Chief        1997     360,428        325,000              --       60,000      105,776(4)(5)
    Executive Officer          1996     305,000             --              --           --       98,317(4)(5)

    Timothy J. Korman          1998     206,563        196,300              --       13,000       22,046(4)(5)
    Executive Vice President,  1997     183,333        150,000              --       30,000       34,119(4)(5)
    Administration and Finance 1996     140,000         35,000              --           --       28,937(4)(5)

    Richard F. Galardini       1998     350,016         88,200              --        9,000       13,126(4)(5)
    Vice President             1997     270,215             --              --       15,000        8,000(4)
                               1996     175,000             --              --           --        7,500(4)

    Michael A. Janes           1998     205,984        170,000              --       10,000        7,576(4)(5)
    Vice President             1997     182,500        127,702              --       25,000        8,000(4)
                               1996     160,000         48,235              --           --        7,500(4)

    John P. McGrath            1998     291,586        250,000              --       12,000       10,950(4)(5)
    Vice President             1997     251,356        234,897              --       30,000        8,000(4)
                               1996     202,800             --              --           --        7,500(4)

---------
(1) Bonuses reported in the table reflect the amount earned by the Named Executive Officer for each year shown. Payment of such bonuses occurred in the year following the year in which such bonuses were earned.

(2) The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10 percent of the total amount of annual salary and bonus reported for any named individual.

(3) The stock options detailed above, granted pursuant to the Company's 1989 Stock Plan in May 1998 and June of 1997, contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares covered by such options for each one full year of continued employment from the grant date, with total exercisability occurring upon four full years of continued employment by the Company, and expire seven years from grant date.

(4) The amount shown for each Named Executive Officer for 1998 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Rogal, $4,900; Mr. McGrath, $5,687; Mr. Galardini, $5,525; Mr. Janes, $5,913; and Mr. Korman, $5,900. The amount shown for each Named Executive Officer for 1997 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Rogal, $8,000; Mr. McGrath, $8,000; Mr. Galardini, $8,000; Mr. Janes, $8,000; and Mr. Korman, $8,000. The amount shown for each Named Executive Officer for 1996 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Rogal, $7,500; Mr. McGrath, $7,500; Mr. Galardini, $7,500; Mr. Janes, $7,500; and
    Mr. Korman, $7,000.

(5) The amount shown for each Named Executive Officer for 1998 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Rogal, $25,669 ($10,125 contribution and $15,544 interest accrual); Mr. McGrath, $5,263; Mr. Galardini, $7,601; Mr. Janes, $1,663 and Mr. Korman, $16,146 ($4,131 contribution and $12,015 interest accrual). The amount shown for each Named Executive Officer for 1997 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Rogal, $97,776 and Mr. Korman, $26,119. The amount shown for each Named Executive Officer for 1996 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Rogal, $90,817 and Mr. Korman, $21,937.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes all individual grants of stock options to each of the Named Executive Officers during fiscal year 1998. No stock appreciation rights (SARs) were granted in fiscal year 1998. There are no outstanding SARs.




                                                 INDIVIDUAL GRANTS
                         -----------------------------------------------------------------
                               NUMBER OF           % OF TOTAL      EXERCISE
                               SECURITIES       OPTIONS GRANTED     OR BASE                  GRANT DATE
                               UNDERLYING         EMPLOYEES IN       PRICE     EXPIRATION   PRESENT VALUE
          NAME            OPTIONS GRANTED (1)   FISCAL YEAR (2)     ($/SH)        DATE         ($)(3)
------------------------ --------------------- ----------------- ------------ ------------ --------------
  Andrew L. Rogal                30,000               12.58%         17.6875  05/05/2005      113,400
  Timothy J. Korman              13,000                5.45%         17.6875  05/05/2005       49,140
  Richard F. Galardini            9,000                3.78%         17.6875  05/05/2005       34,020
  Michael A. Janes               10,000                4.19%         17.6875  05/05/2005       37,800
  John P. McGrath                12,000                5.03%         17.6875  05/05/2005       45,360

---------
(1) The stock options detailed above, granted pursuant to the Company's 1989 Stock Plan in May 1998, contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares covered by such options for each one full year of continued employment from the grant date, with total exercisability occurring upon four full years of continued employment by the Company, and expire seven years from grant date.

(2) The total number of shares of Common Stock which may be acquired pursuant to options granted to employees of the Company in 1998 was 238,400.

(3) The Black-Scholes stock option valuation method was used to determine the "Grant Date Present Value" of options listed in the table. The model used assumed a stock price volatility of .213; a risk-free interest rate of 5.78%; and an annual dividend yield of 3.62%. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the listed options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Company's Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table provides information concerning the value of the outstanding options for the Named Executive Officers on December 31, 1998. Mr. Janes and Mr. Korman were the only Named Executive Officers to exercise options during 1998. There are no outstanding SARs.




                                                                      NUMBER OF SECURITES               VALUE OF
                                                                    UNDERLYING UNEXERCISED      UNEXERCISED IN-THE-MONEY
                                                                  OPTIONS AT FISCAL YEAR END   OPTIONS AT FISCAL YEAR END
                                                                            (#)(2)                       ($)(3)
                          SHARES ACQUIRED                        ---------------------------- ---------------------------
          NAME              ON EXERCISE    VALUE REALIZED ($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------ ---------------- ---------------------- ---------------------------- ---------------------------
    Andrew L. Rogal            N/A                  N/A                 55,500 / 75,000            304,813 / 240,000
    Timothy J. Korman         3,000               26,625                28,000 / 35,500            154,500 / 115,625
    Richard F. Galardini       N/A                  N/A                  3,750 / 20,250             14,531 /  63,281
    Michael A. Janes          1,000                3,063                14,750 / 28,750             72,531 /  94,531
    John P. McGrath            N/A                  N/A                 21,500 / 34,500            112,813 / 113,438

---------
(1) The value realized represents the difference between the exercise price of the option and the fair market value of the Company's stock on the date of exercise.

(2) The aggregate number of exercisable and unexercisable options detailed above are based on the provisions of the Company's stock option plans as of December 31, 1998. Since that date, no additional stock options for the Named Executive Officers became exercisable within sixty days after March 1, 1999, and are reflected in the "Security Ownership of Management" table.

(3) The value of in-the-money options at fiscal year end was calculated by determining the difference between the closing price of $19.875 per share of the Company's Common Stock on the New York Stock Exchange on December 31, 1998, the last trading day of the fiscal year, and the exercise price of the options.


                          PROFIT SHARING SAVINGS PLAN

     The Company has a broad-based Profit Sharing Savings Plan (the Profit Sharing Plan) in which the Named Executive Officers are permitted to participate on the same terms as other employees who meet applicable eligibility criteria. The Profit Sharing Plan includes a salary reduction provision under Section 401(k) of the Internal Revenue Code. Each year the Board of Directors determines the Company's profit sharing contribution percentage to the Profit Sharing Plan based on the net earnings of the Company and the Company's matching contribution. As of April 1, 1998, the Profit Sharing Plan was amended to provide that the Company's matching contribution would increase from 50% of the first 4% of a participant's salary reduction to 100% of the first 3% of a participant's salary reduction. For 1998, the Company profit sharing contribution was 1% of participating employees' eligible compensation and the Company matching contribution was $19,925 under the salary reduction provision of the Profit Sharing Plan.


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Named Executive Officers participate in the Company's Supplemental Executive Retirement Plan (the SERP), which as of January 1, 1998, was amended and restated to convert the plan from a defined benefit arrangement to a defined contribution arrangement, to provide a contribution to participants equal to the Company's profit sharing and matching contributions applied to the participants' base salary in excess of the Internal Revenue Service (the IRS) maximum allowable salary for qualified plans, which was $160,000 for 1998. The SERP was further amended to allow all current and future employees earning in excess of the IRS maximum allowable salary for qualified plans to become participants in the plan, to grandfather the current participants and provide these individuals with a contribution each year equal to the greater of a fixed 2% contribution of their base salary or the calculation for regular participants, to convert the vested benefit accrued for current participants to a cash balance as of December 31, 1997, and to add a provision wherein terminated or retired participants who are employed by a competing entity of the Company will forfeit their remaining account balance.

     Contributions to the SERP for 1998 for each of the Named Executive Officers were as follows: Mr. Rogal, $10,125; Mr. Korman, $4,131; Mr. Galardini, $7,601; Mr. Janes, $1,663; and Mr. McGrath, $5,263. For all executive officers as a group, the 1998 contribution to the SERP was $40,447. Finally, Mr. Rogal and Mr. Korman, pursuant to the defined benefit each had accrued under the SERP prior to its conversion to a defined contribution plan, were credited with interest accruals to their balances of $15,544 and $12,015, respectively.


                             EMPLOYMENT AGREEMENTS

     Mr. Rogal entered into an employment agreement with the Company on June 1, 1997, for an original term of five years. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $400,000 be reduced. The agreement may be terminated by the Company with or without proper cause; however, should the agreement be terminated without proper cause, Mr. Rogal would be entitled to receive compensation, annual incentive bonus and benefits until the expiration of the five year term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. Rogal during the term of the aforementioned agreement or the sum of $100,000.

     Messrs. McGrath, Galardini, Janes and Korman are each employed under standard employment agreements. All such agreements may be terminated for cause and may be terminated without cause on notice of 90 days or less. In no case would any of the foregoing individuals be entitled to compensation greater than 90 days of base salary and any pro-rated portion of any applicable incentive.

     All of the employment agreements contain restrictive covenants relating to the protection of confidential information and clients of the Company.


                    CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the threat or occurrence of a takeover, the Company has entered into change of control employment agreements with its executive officers, including each of the Named Executive Officers named in the Summary Compensation Table.

     In the event there is a change of control of the Company, the executive will be employed for a period of three years after the change of control. If the employment of the executive terminates at any time during the three year period following a change of control for any reason other than death, cause or the executive's election, the executive will receive an agreed upon amount of severance pay equal to two to three times such executive's highest applicable annual salary and bonus. Additionally, the executive would be eligible to receive benefits substantially equivalent to those which would have been received under the Company's qualified and non-qualified plans. The change of control employment agreements provide that any excise taxes shall be paid by the Company, as well as any legal expenses of the executive. If an executive elects to terminate his employment in the first year after the change of control, but without any deemed breach by the Company or its successor, the executive shall be entitled to severance equal to one-half to one times the executive's highest applicable annual salary and bonus.

     Mr. Rogal and Mr. Korman each have a change of control employment agreement which provides for a three times severance formula (except for death or cause) and a one-time severance formula for a voluntary termination in the first year after the change of control. The change of control agreements for the other Named Executive Officers provide for a two times and a one-half times severance formula.


                               OTHER AGREEMENTS

     Effective as of January 1, 1996, Mr. Galardini sold an interest in certain employee benefits business to the Company's Pittsburgh office. Pursuant to the terms of such agreement, for each of the calendar years 1996 through 2000, Mr. Galardini would receive the lesser of 10% of the revenues realized or $150,000. Additionally, Mr. Galardini could, subject to certain conditions, receive the same amounts for each of the calendar years 2001 through 2005. For each of 1996, 1997 and 1998, Mr. Galardini received the maximum payment of $150,000.

                               PERFORMANCE GRAPH

     The following Performance Graph sets forth the Company's cumulative total shareholder return on its Common Stock, assuming reinvestment of dividends, with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the Company-constructed composite industry index, consisting of (i) Arthur J. Gallagher & Co., Poe & Brown, Inc., Marsh & McLennan Cos., Inc., and Aon Corporation, over the five year period ended December 31, 1998. The Company selected the businesses in the composite industry index in its good faith belief that these other public companies are most similar to the Company's insurance agency business.

                                    [GRAPH]

                HRH         S&P 500 INDEX        PEER GROUP
1993            100              100                100
1994            100              101                101
1995            116              139                134
1996            120              171                163
1997            181              229                238
1998            193              294                263

                             INDEPENDENT AUDITORS

     Ernst & Young, LLP was the auditor for the fiscal year ended December 31, 1998, and the Audit Committee has selected it as auditor for the year ending December 31, 1999. A representative of Ernst & Young, LLP will be present at the meeting with the opportunity to make a statement or respond to appropriate questions from shareholders.


                       PROPOSALS FOR 2000 ANNUAL MEETING

     Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2000 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4235 Innslake Drive, P.O. Box 1220, Glen Allen, Virginia 23060-1220, no later than December 17, 1999, in order for the proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. The Company anticipates holding the 2000 Annual Meeting of Shareholders on May 2, 2000.

     The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based on an anticipated date of May 2, 2000, for the 2000 Annual Meeting of Shareholders, the Company must receive such notice no later than March 3, 2000, and no earlier than February 2, 2000. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary of the Company.


                                ANNUAL REPORTS

     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, EXCLUDING EXHIBITS, FOR 1998 FILED WITH THE COMMISSION CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, 4235 INNSLAKE DRIVE, P.O. BOX 1220, GLEN ALLEN, VIRGINIA 23060-1220.

                        HILB, ROGAL AND HAMILTON COMPANY

                     TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN
                     AND HRH FROZEN RETIREMENT SAVINGS PLAN


              This Voting Instruction is Solicited on Behalf of the
             Board of Directors of Hilb, Rogal and Hamilton Company


Pursuant to Section 12.9 of the HRH Retirement Savings Plan and HRH Frozen Retirement Savings Plan of Hilb, Rogal and Hamilton Company, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Hilb, Rogal and Hamilton Company credited to the undersigned Participant's Account as of April 2, 1999, at the Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on June 8, 1999, at 10:00 a.m., Eastern Time, or any adjournments or postponements thereof, upon the matters listed on the reverse side as more fully set forth in the Proxy Statement and upon any and all other matters that may be properly be brought before such Annual Meeting or any adjournments or postponements thereof.


THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES CREDITED TO YOUR PARTICIPANT'S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.


                  PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY

HILB, ROGAL AND HAMILTON COMPANY

HRH RETIREMENT SAVINGS PLAN AND
HRH FROZEN RETIREMENT SAVINGS PLAN

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder.

1.    ELECTION OF DIRECTORS FOR                 INSTRUCTIONS:  To
      THREE YEAR TERMS EXPIRING                 withhold authority to vote for
      AT THE 2002 ANNUAL MEETING:               any individual nominee, write
                                                each such nominee's name in
                                                the following space:

                                                ------------------------

      FOR Nominees                              WITHHOLD
      Theodore L. Chandler, Jr.                 AUTHORITY
      Norwood H. Davis, Jr.                     to vote for all
      Thomas H. O'Brien                         such nominees


      RECORD DATE SHARES:

      Please be sure to sign and date this Voting Instruction. Please sign exactly as name(s) appear(s) hereon.



      Participant Sign Here                                Date


      DETACH CARD


PROXY

                        HILB, ROGAL AND HAMILTON COMPANY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The shareholder shown on the reverse side hereby appoints Andrew L. Rogal, Timothy J. Korman and Walter L. Smith and each or any of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb, Rogal and Hamilton Company held of record by said shareholder on April 2, 1999, at the Annual Meeting of Shareholders to be held at 10:00 a.m., June 8, 1999, and at any adjournments thereof, upon the matters designated on the reverse side as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.


                           (Continued on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR
Item 1.

1.    ELECTION OF DIRECTORS FOR                 INSTRUCTIONS:  To
      THREE YEAR TERMS EXPIRING                 withhold authority to vote for
      AT THE 2002 ANNUAL MEETING:               any individual nominee, write
                                                each such nominee's name in
                                                the following space:

                                                ------------------------

      FOR Nominees                              WITHHOLD
      Theodore L. Chandler, Jr.                 AUTHORITY
      Norwood H. Davis, Jr.                     to vote for all
      Thomas H. O'Brien                         such nominees

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                              Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee  or  guardian,  please  give full title of
                              such. If a corporation, please sign in corporation's name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

                              PLEASE MARK, SIGN, DATE AND
                              RETURN THE PROXY PROMPTLY
                              USING THE ENCLOSED ENVELOPE.

Signature(s) ________________ Signature(s) ________________ Date _________


--------------------------------------------------------------------------------
                              Fold and Detach Here

                                 ANNUAL MEETING
                                       of
                        HILB, ROGAL AND HAMILTON COMPANY

                              Monday, June 8, 1999
                                   10:00 a.m.
                               The Jefferson Hotel
                            101 West Franklin Street
                               Richmond, Virginia



                                     Agenda



o     Election of Directors

o     Report on the Progress of the Company